Exhibit 21

1.	Carey Agri International Poland Sp. z o.o., a limited liability company organized under the laws of Poland.

2.	Multi Trade Company Sp. z o.o., a limited liability company organized under the laws of Poland.

3.	Piwnica Wybornych Win Sp. z o.o., a limited liability company organized under the laws of Poland.

4.	Polskie Hurtownie Alkoholi Sp. z o.o., a limited liability company organized under the laws of Poland.

5.	Astor Sp. z o.o., a limited liability company organized under the laws of Poland.

6.	Damianex S.A., a corporation formed under the laws of Poland.

7.	Agis S.A., a corporation formed under the laws of Poland.

8.	Onufry S.A., a corporation formed under the laws of Poland.

9.	Dako Galant Sp. z o.o., a limited liability company organized under the laws of Poland.

10.	Panta Hurt Sp z o.o., a limited liability company organized under the laws of Poland.

11.	Multi-Ex S.A., a corporation formed under the laws of Poland.

12.	Miro Sp z o.o., a limited liability company organized under the laws of Poland.

13.	Saol Sp z o.o., a limited liability company organized under the laws of Poland.

14.	Polnis Sp z o.o., a limited liability company organized under the laws of Poland.

15.	Fine Wines and Spirits, Sp z o.o., a limited liability company organized under the laws of Poland.

16.	Imperial Sp z o.o., a limited liability company organized under the laws of Poland.

17.	Delikates Sp z o.o., a limited liability company organized under the laws of Poland.

18.	Krokus Sp z o.o., a limited liability company organized under the laws of Poland.

19.	Bols Sp z o.o., a limited liability company organized under the laws of Poland.

20.	Polmos Bialystok S.A., a corporation formed under the laws of Poland.

21.	Bols Hungary, Kft, a limited liability company organized under the laws of Hungary.

22.	Classic Sp z o.o., a limited liability company organized under the laws of Poland.

23.	PHS Sp. z o.o., a limited liability company organized under the laws of Poland.

24.	Copecresto Enterprises Limited, a limited liability company organized under the laws of Cyprus.

25.	OOO Parliament Production, a limited liability company organized under the laws of the Russian Federation.

26.	OOO Parliament Distribution, a limited liability company organized under the laws of the Russian Federation.

27.	Lugano Holding Limited, a limited liability company organized under the laws of Cyprus.

28.	ISF GmbH, a limited liability company organized under the laws of Germany.

29.	Peulla Enterprises Limited, a limited liability company organized under the laws of Cyprus.

30.	WHL Holdings Limited, a limited liability company organized under the laws of Cyprus.

31.	Dancraig Wine & Spirits Trading Limited, a limited liability company organized under the laws of the Isle of Man.

32.	Global Wine & Spirit Holdings Limited, a limited liability company organized under the laws of Cyprus.

33.	Tisifoni Wines & Spirits Limited, a limited liability company organized under the laws of Cyprus.

34.	OOO Whitehall-Center, a limited liability company organized under the laws of the Russian federation.

35.	OOO WH Import Company, a limited liability company organized under the laws of the Russian Federation.

36.	OOO Whitehall Severo-Zapad, a limited liability company organized under the laws of the Russian Federation.

37.	OOO Whitehall-Saint-Petersburg, a limited liability company organized under the laws of the Russian Federation.

38.	OOO Whitehall-Siberia, a limited liability company organized under the laws of the Russian Federation.

39.	OOO WH Rostov-na-Donu, a limited liability company organized under the laws of the Russian Federation.

40.	Botapol Holding B.V., a limited liability company organized under the laws of the Netherlands.

41.	Bravo Premium LLC, a limited liability company organized under the laws of the Russian Federation.

42.	CEDC Finance Corporation, LLC, a limited liability company organized under the laws of the State of Delaware in the United States.

43.	CEDC Finance Corporation International, Inc., a corporation organized under the laws of the State of Delaware in the United States.

44.	Jelegat Holdings Limited, a limited liability company organized under the laws of Cyprus.

45.	JSC “Distillery Topaz,” a closed joint stock company organized under the laws of the Russian Federation.

46.	JSC “Russian Alcohol Group,” a closed joint stock company organized under the laws of the Russian Federation.

47.	Latchey Limited, a limited liability company organized under the laws of Cyprus.

48.	Limited Liability Company “The Trading House Russian Alcohol,” a limited liability company organized under the laws of the Russian Federation.

49.	Lion/Rally Cayman 6, a company organized under the laws of the Cayman Islands.

50.	Lion/Rally Lux 1 S.A., a closed joint stock company organized under the laws of the Netherlands.

51.	Lion/Rally Lux 2 Sarl, a limited liability company organized under the laws of the Netherlands.

52.	Lion/Rally Lux 3 Sarl, a limited liability company organized under the laws of the Netherlands.

53.	Mid-Russian Distilleries, a corporation organized under the laws of the Russian Federation.

54.	OOO “First Tula Distillery,” a limited liability company organized under the laws of the Russian Federation.

55.	OOO “Glavspirttirest,” a limited liability company organized under the laws of the Russian Federation.

56.	Pasalba Ltd., a limited liability company organized under the laws of Cyprus.

57.	Premium Distributors Sp. z o.o., a limited liability company organized under the laws of Poland.

58.	ZAO “Sibirskiy LVZ,” a closed joint stock company organized under the laws of the Russian Federation.